Exhibit 19(b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF

THE SARBANES-OXLEY ACT

Neil Steedman, Chief Executive Officer, and Thomas Perugini, Chief Financial Officer of The China Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Neil Steedman
Neil Steedman
Chief Executive Officer of The China Fund, Inc.

Date: July 1, 2025

By:	/s/ Thomas Perugini
Thomas Perugini
Chief Financial Officer of The China Fund, Inc.

Date: July 1, 2025